                                                                    EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT
                              --------------------


     I, Robert Remington, for and in consideration of my employment by New Horizons (as hereinafter defined), my position of responsibility and trust, the special knowledge I will gain, the wages and benefits to be paid or provided to me, and being given access to Confidential Information (as hereinafter defined), hereby make the following promises and agreements.

1. EMPLOYMENT.

     Subject to early termination as provided in Section 8 of this Agreement, for a period of two (2) years commencing on the date hereof (the "Employment Period"), New Horizons hereby employs me in the position identified on SCHEDULE 1 hereto, and I hereby accept such employment. As such, I will perform such reasonable and appropriate duties for New Horizons as may be assigned to me by the Board of Directors or by any executive officer of New Horizons or any designee thereof to whom I report, provided such duties are consistent in scope with those duties which I performed prior to the consummation of the transactions described in the Asset Purchase Agreement of even date herewith ("Purchase Agreement") entered into, INTER ALIA, by and among New Horizons, New Horizons Computer Learning Center of Charlotte, Inc., a Delaware corporation, and INNOVAK International Incorporated, d/b/a New Horizons Computer Learning Center of Charlotte, Inc., a South Carolina corporation. In addition, it is understood that I shall only be required to perform services for New Horizons within the geographic areas covered by the Charlotte Franchise Agreement (as defined in the Purchase Agreement). While employed by New Horizons, I shall devote my best efforts to the business and welfare of New Horizons in accordance with and in furtherance of the policies and directives of New Horizons in effect from time to time; PROVIDED, however, that I shall not be required to devote more than two (2) days per week on average to performing my services for New Horizons.

2. COMPENSATION AND BENEFITS.

     2.1 SALARY AND BONUS. New Horizons shall pay me a base salary during the Employment Period at the rate of per year shown on SCHEDULE 2.1 hereto, less such deductions and withholdings as are required by law. Such salary shall be payable in accordance with New Horizons' standard payroll practices.

     2.2 BENEFITS. While employed New Horizons shall provide me with substantially the same benefits as are generally provided other similar employees of New Horizons, which benefits are described on SCHEDULE 2.2 hereto.

     2.3 EXPENSES. While employed New Horizons shall reimburse me for reasonable expenses I incur in the performance of services on behalf of New Horizons. I shall furnish New Horizons with the documentation in connection with such expenses required by the Internal Revenue Code and the regulations promulgated thereunder.

3. DEFINITIONS.

     3.1 "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with New Horizons.

     3.2 "Cause" means (i) a material breach of my obligations under this Agreement or my fiduciary obligations to New Horizons, (ii) my commission of a felony or any offense involving misappropriation of money or property, or (iii) my failure, after notice and a reasonable chance to cure, to observe the reasonable and lawful directives of the Board of Directors of New Horizons or of any executive officer of Company or any designee thereof to whom I report related to performance of my duties for Company

     3.3 "Company" means New Horizons and any Affiliate of New Horizons.

     3.4 "Confidential Information" means information of any type, not generally known, about the business, processes, services, products, suppliers, customers, decisions, or plans of Company or of any customer of Company (regardless of whether Company has executed a confidentiality agreement with such customer), which is used or useful in the conduct of Company's business, or which confers or tends to confer a competitive advantage over one who does not possess such information. Such information includes, but is not limited to: designs, processes, procedures, formulae and improvements, information relating to trade secrets, know-how, research, development, design, engineering, quality control or service techniques, information about existing, new or envisioned Company products, processes or services, their development or performance, information relating to quotations, purchasing, accounting, sales, marketing, or pricing, including financial or business planning information, financial statements and forecasts, business plans, product pricing information and customer and supplier lists, and marketing programs and methods.

     3.5 "Conflicts of Interest" means any activity which creates a conflict between Company and my personal interests, including, but not limited to: (i) owning a financial interest in any Person which does business with Company (except where such interest consists of ownership of securities in a publicly owned corporation); (ii) rendering services to any Person which does business with Company; (iii) accepting gifts (or more than token value), loans (other than from established financial institutions), excessive entertainment, or other substantial favors from any Person which does business or is seeking to do business with Company; (iv) representing the Company in any transaction in which I have a substantial interest; (v) using Confidential Information for personal gain; (vi) competing with Company, directly or indirectly, in the purchase or sale of property, products, or services; (vii) transacting personal business with any Person so as to cause such Person to believe he is dealing with Company rather than me as an individual; and (viii) rendering employment services to Company that may violate a prior contract between me and another Person or improperly using or disclosing trade secrets of another Person.

     3.6 "I, me, my or other personal pronoun" means the individual executing this agreement and, as applicable, his personal representatives, heirs and assigns.

     3.7 "New Horizons" means New Horizons Computer Learning Center of Charlotte, Inc., a Delaware corporation.

     3.8 "Person" means any natural person, corporation, partnership, limited liability corporation, joint venture, unincorporated association, sole proprietorship, or other entity utilized for conducting business.

4. CONFIDENTIAL INFORMATION.

     4.1 I shall not, directly or indirectly, use or disclose, or take or remove from the possession of Company any Confidential Information except in connection with the performance of my authorized duties as an employee of Company.

     4.2 I shall not, upon the termination of my employment for any reason or purpose, without the express written consent of Company, directly or indirectly, use or disclose, or take or remove from the possession of Company, any Confidential Information used by me or anyone else in the employment of Company.

     4.3 Upon the termination of my employment with Company I shall deliver to Company all documents in my possession which contain any Confidential Information, including all copies thereof, regardless of whether such documents were prepared by me or by others.

5. NON-COMPETITION.

     I acknowledge and agree that while employed by Company and for a three (3) year period following termination of my employment with Company for any reason, and in no event prior to the fifth anniversary date of the Purchase Agreement, I shall not, directly or indirectly, accept employment with or render services to any Person, including any customer of Company which is engaged in the Business of Company, or any franchisee of Company, or otherwise participate in any business whether as a shareholder, partner, joint venturer, sole proprietor, director, trustee, officer, employee, agent, consultant, independent contractor, or otherwise which is engaged in the Business of Company within a fifty (50) mile radius of any office of Company or any of its franchisees then in operation. I further agree that the Business of Company is the training of individuals in the use of computers and computer software, whether directly through the actual offering and conducting of such training or indirectly through the franchising and training of other Persons which offer or conduct such training, together with any method, training aids, computer software, or other technology relating to such training now or hereafter utilized or developed.

6. NON-SOLICITATION; NON-INTERFERENCE.

     6.1 While employed by Company and for a three (3) year period thereafter, and in no event prior to the fifth anniversary of the Purchase Agreement, I shall not, directly or indirectly, individually or on behalf of any Person, solicit or induce or assist in any manner in the solicitation or inducement of any then employee of Company or any franchisee to render services to or for my benefit or that of another Person.

     6.2 While employed by Company and thereafter, I shall not, directly or indirectly, individually or on behalf of any Person, solicit or induce any customer, franchisee, supplier, or other Person having a contractual or business relationship with Company to terminate or otherwise alter such relationship, or in any other manner interfere with such relationship, or interfere with any prospective business relationship or advantage which Company has with any Person.

7. CONFLICTS OF INTEREST.

     While employed by Company, I will promptly and fully disclose, and unless the Board of Directors of Company consents, refrain from engaging in, any Conflict of Interest.

8.   TERMINATION.

     8.1 This Agreement may be terminated prior to the expiration of the Employment Period, as follows:

     (a) At the option of and by written notice from New Horizons if I shall become disabled, which, for purposes of this Agreement, shall be deemed to have occurred if I suffer from any disability or impairment of health that continues for at least 120 days and which in the reasonable opinion of New Horizons renders me unable to perform my duties consistent with past practice;

     (b) By New Horizons, if it finds "Cause" for termination; or

     (c) Upon my death.

     8.2 The provisions of Sections 4, 5 and 6 will survive expiration or earlier termination of this Agreement for any reason, except that Section 5 hereof shall not be applicable in the event my employment is terminated after the second anniversary hereof without Cause. Notwithstanding anything to the contrary in this Agreement, all rights of the parties to seek damages and other relief for breaches of this Agreement occurring prior to or on account of the termination hereof by the other of this Agreement will survive termination. Except as set forth in this Section 8.2, all rights and obligations of the parties hereunder will expire upon expiration or earlier termination of this Agreement.

9. GENERAL PROVISIONS.

     9.1 The agreements which I have made herein, shall be binding upon my heirs and legal representatives and shall inure to the benefit of Company, its Affiliates and their successors and assigns.

     9.2 In the event of the unenforceability or invalidity of any section or provision of this Agreement, such section or provision shall be enforceable in part to the fullest extent permitted by law, such invalidity or unenforceability shall not otherwise affect any other section or provision of this Agreement, and this Agreement shall otherwise remain in full force and effect.

     9.3 This Agreement and the Purchase Agreement constitute the entire agreement with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements with respect thereto. Notwithstanding anything to the contrary set forth herein, Company hereby acknowledges my investment in and relationship with the Orlando Company-franchisee and consents thereto, provided that such does not interfere with my duties hereunder and that any transactions between Company and the Orlando Company-franchisee or its affiliates shall at all times be conducted on commercially reasonable terms consistent with those offered to or available from unaffiliated parties.

     9.4 Upon termination of my employment with Company for any reason, and for a period of two (2) years thereafter, I shall immediately notify Company of any change of any address and the name and address of my subsequent employers.

     9.5 This Agreement may be amended only by an agreement in writing between the parties.

     9.6 This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the state where I am a bona fide resident at the time of enforcement of any provision herein without regard to the conflicts of laws provisions of any state. The courts of the same where I am or was last employed by Company shall have jurisdiction over disputes arising from this agreement and I hereby waive all objections to such jurisdiction.

     9.7 I agree that money damages alone will not be a sufficient remedy for any breach of the provisions of this Agreement by me, and that in addition to all other remedies Company may have, Company shall be entitled to specific performance, injunctive or such other equitable relief determined appropriate by a court of competent jurisdiction and I waive the securing or posting of any bond in connection with such remedy.


                            [Signature page follows]

THE UNDERSIGNED HAS READ THIS AGREEMENT IN ITS ENTIRETY AND UNDERSTANDS IT. I FURTHER ACKNOWLEDGE THAT I HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF MY CHOICE WITH REGARD TO THE TERMS OF THIS AGREEMENT. FINALLY, I ACKNOWLEDGE THAT EXECUTION OF THIS AGREEMENT IS MY FREE ACT AND DEED AND THAT I HAVE BEEN FURNISHED WITH A COPY THEREOF.

         Signed at Charlotte, North Carolina, this 1st day of April, 1999.


/s/ Thomas A. Phillips                     /s/ Robert Remington
--------------------------------------     -------------------------------------
Witness Signature                          Robert Remington

Thomas A. Phillips
--------------------------------------
Witness Printed Name

         ACCEPTED AND AGREED to by Company, this 1st day of April, 1999.


                                      NEW HORIZONS COMPUTER LEARNING CENTER OF
                                      CHARLOTTE, INC.

                                      By: /s/ Thomas J. Bresnan
                                          -------------------------------------
                                      Title: President
                                             ----------------------------------

                                   SCHEDULE 1
                                   ----------

President

                                  SCHEDULE 2.1
                                  ------------

$42,000.00/year

                                  SCHEDULE 2.2
                                  ------------
                             (Primary Listing Only)

Medical and Dental Insurance

     - Consistent in benefits offering and cost to the coverage currently received from Seller

401(k) Plan Participation

     - Employee will be eligible to participate as of May 1, 1999 in the New Horizons

     - Education Corp. 401(k) plan. Employee will be given prior service credit for the time employed by Seller.

Vacation Policy

     - Employee will accrue vacation time at the rate consistent with the NHEC policy as follows:

     - 2 weeks vacation with pay after completing two years of continuous employment.

     - 3 weeks vacation with pay after completing five years of continuous employment.

Holiday Policy

     -    NHEC offers 10 paid holidays per year.

Sick Policy

     -    Employee will be entitled to 40 hours of sick time per year.